                                                                   EXHIBIT 3.2


                          AMENDED AND RESTATED BYLAWS
                                       OF
                              SABRATEK CORPORATION

                             A Delaware Corporation
                              (the "Corporation")
                           Revised February 10, 1996


                                   ARTICLE I.
                                   ----------

                                    OFFICES
                                    -------

     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company.

     Section 2. Other Office. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.
                                  -----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. Place and Time of Annual Meeting. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place of the annual meeting shall be determined by resolution of the Board of Directors. At each annual meeting, the stockholders entitled to vote shall elect a





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Board of Directors and they may transact such other business as shall be stated
in the notice of the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer or the Chairman or a Vice-Chairman of the Board and shall be called by the Chief Executive Officer or Secretary at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 3. Notice. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten, nor more than sixty, days before the date of the meeting. All such notices shall be delivered, either personally or by mail, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address at it appears on the records of the Corporation, with postage prepaid.

     Section 4. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.




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     Section 5.    Stockholder's List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.



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     Section 7.    Vote Required.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of an applicable statute or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 8. Voting Rights. Every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

     Section 9. Informal Action. Except as may otherwise be provided in the certificate of incorporation, as amended any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote if consents in writing, setting forth the action so taken, shall be signed by the holders (on the record date fixed as hereinafter provided) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not


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consented in writing.  Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors ("Board") may fix a record date. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall make a written request to the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date, which record date shall not precede, or be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written Consent (as hereinafter defined) setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of stockholders' meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.




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     In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof being referred to in this Section 9 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including without limitation whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 9. If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified in the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 9, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as the Secretary or such inspector, as the case may be, may deem necessary or appropriate.







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                                  ARTICLE III.
                                  ------------

                                   DIRECTORS
                                   ---------

     Section 1. Number, Election and Term of Office. The number of directors which shall constitute the whole board shall be nine (9). The directors shall be divided into three (3) classes. Each class shall consist of three (3) directors. The term of office of the first class shall expire on the day of the next annual election of directors of the Corporation; the term of office of the second class shall expire one year thereafter; and that of the third class two
(2) years thereafter. At each annual election after such classification, the directors of each class whose term expires on the day of such election shall be elected for a term of three (3) years.

     Section 2. Management By Board of Directors. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, or by Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 3. Removal. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of two-thirds (2/3) of the shares of stock of the Corporation then entitled to vote at an election of directors, except as otherwise provided by statute.

     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual




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election or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 5. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

     Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or the Chairman or the Vice-Chairman of the Board on at least twenty-four hours' notice to each director, either personally, by telephone, by mail, or by telegraph or telephonic facsimile transmission. Whenever any notice is required to be given under the provisions of the statutes, or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.




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     Section 8.    Committees.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by statute. The Board of Directors may designate one or more directors as alternate members of any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Compensation Committee shall consist of three directors, a majority of which shall be "outside" directors (not persons who are management of the Corporation), one of whom will be a representative of Marsam Pharmaceuticals, Inc., for so long as Marsam owns any of the Corporation's
Series A Preferred Stock.

     Section 9. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that members alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint






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another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members.

     Section 10. Informal Action. Any action permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 11. Participation by Conference Telephone. Directors of the Corporation may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a manner shall constitute presence in person at such meeting.

     Section 12. Compensation. The directors may be paid for expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for attending committee meetings.



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                                  ARTICLE IV.
                                  -----------

                                    OFFICERS
                                    --------

     Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman and a Vice-Chairman of the Board of Directors (who must be a member or members of the Board of Directors), a Chief Operating Officer, and one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices or functions of those offices may be held or exercised by the same person unless the certificate of incorporation or the bylaws otherwise provide.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice of the contract rights, if any, of the person so removed.





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     Section 4.    Vacancies.  A vacancy in any office because of death,
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by a majority vote of the directors then in office.

     Section 5. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he is also a director of the Corporation.

     Section 6. Chairman or Vice-Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders and shall have such other powers and perform such additional duties as may from time to time be assigned by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice-Chairman shall exercise all the powers and discharge all the duties of the Chairman of the Board. In the absence or disability of the Chief Executive Officer, the Chairman of the Board shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

     Section 7. The Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation shall see that all orders and resolutions of the Board of Directors are carried into effect, and may sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation,





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these bylaws or the Board of Directors exclusively to some other officer or agent of the Corporation. In addition to the general responsibilities incident to the office of Chief Executive Officer, he or she shall have such other powers and perform such additional duties as may from time to time be assigned by the Board of Directors. Except as otherwise prescribed by these bylaws or the Board of Directors, the Chief Executive Officer shall prescribe the duties of other officers.

     Section 8. The President. The President shall in the absence or disability of the Chief Executive Officer and the Chairman and the Vice-Chairmen of the Board perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     Section 9. Chief Operating Officer. The Chief Operating Officer shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

     Section 10. The Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.





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     Section 10.   The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer under whose supervision he or she shall be. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer may from time to time prescribe.

     Section 11. The Treasurer and Assistant Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sums and with such surety or sureties as shall be





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satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.



                                   ARTICLE V.
                                   ----------

                              CERTIFICATE OF STOCK
                              --------------------

     Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by
(i) the Chairman of the Board of Directors, the Chief Executive Officer and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, other than the Corporation or its employee or
(2) by a registrar, other than the





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Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. Fixing a Record Date. The Board of Directors may fix in advance not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or





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conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or entitled to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payments of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consents, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest






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in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 5. Stock Certificates and Legend. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                  ARTICLE VI.
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before




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payment of any dividend, there may be set aside out of any funds of the
Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4.    Seal.  The Corporation shall not have a corporate seal.

     Section 5. Securities Owned by Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.






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                                  ARTICLE VII.
                                  ------------

                                   AMENDMENTS
                                   ----------

These Bylaws may be adopted, amended, altered or repealed at any meeting of the Board of Directors by majority vote. The fact that the power to adopt, amend, alter or repeal the Bylaws has beet conferred upon the Board of Directors shall not divest the stockholders of the same powers.





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